CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Form 8-K/A of our report dated February 17, 2017, relating to the consolidated financial statements of Citizens Bancshares, Inc., which appeared in the Current Report on Form 8-K filed with the SEC on March 15, 2017.
/s/ Hannis T. Bourgeois, LLP
Baton Rouge, LA
September 15, 2017